                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 5 to the Registration Statement on Form N-1A ("Registration
Statement") of our report dated February 14, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual
Report to Directors of the American Century Variable Portfolios II, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights",
"Performance Information of Other Class", "Independent Accountants" and
"Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
April 4, 2003